SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

Peet's Coffee & Tea, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington (State of jurisdiction)	0-32233 (Commission File No.)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 594-2100

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEEMENT.

On May 17, 2005, the Board of Directors of Peet's Coffee & Tea, Inc. (the “Company”) approved salary increases for the following Named Executive Officers. The salary increases are retroactive to March 28, 2005 and are as follows:

Name	Title	From	To
Patrick J. O’Dea	President and CEO	$453,600	$471,744
Thomas P. Cawley	VP, CFO	350,000	364,000
Bruce Schroder	VP, General Manager Retail	320,000	332,800
James E. Grimes	VP, Operations and Information Systems	197,808	217,808

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: May 23, 2005	By:	/s/ Thomas Cawley
Thomas Cawley
Chief Financial Officer